                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2000, except for
Note 10, as to which the date is March 16, 2000 relating to the financial statements, which appear in Rhythms NetConnections Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 29, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
October 30, 2000